UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010

SPS COMMERCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34702	41-2015127
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (612) 435-9400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     On April 27, 2010, SPS Commerce, Inc. (the “Company”) completed its initial public offering of 4,711,198 shares of common stock (the “Shares”) with a price to the public of $12.00 per share. The syndicate of underwriters for the offering included Thomas Weisel Partners LLC, William Blair & Company, L.L.C., Needham & Company, LLC and JMP Securities LLC. The Company issued and sold 3,114,504 Shares in the offering, including 614,504 Shares sold to the syndicate of underwriters pursuant to an over-allotment option, and received net proceeds of approximately $33,000,000. Selling stockholders sold an additional 1,596,694 Shares in the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPS COMMERCE, INC.
Date: April 27, 2010	By	/s/ Archie C. Black
Archie C. Black
Chief Executive Officer, President and Director